Exhibit 3(vii)  Certificate of Name Change from Municipal Ticket Corporation to I.D. Investments Inc.

ONTARIO CORPORATION NUMBER

[Stamped copy not available]

Trans.
Code
C
18

ARTICLES OF AMENDMENT

FORM 4	1. The present name of the corporation is:

THE BUSINESS	M U N I C I P A L T I C K E T C O R P O R A T I O N
CORPORATIONS
ACT
FORM 4	2. The name of the corporation is changed to (if applicable):

I . D . I N V E S T M E N T S I N C .

3. Date of Incorporation/amalgamation:
September 24, 1937

4. The articles of the corporation are amended as follows:

(a) BE IT RESOLVED AS A SPECIAL RESOLUTION that the Company be and it is hereby authorized to amend its Articles of Incorporation by changing the name of the Company from Municipal Ticket Corporation to "I.D. Investments Inc."

(b) Consolidating the issued and outstanding common shares of the Company on the basis of one (1) new common share for each four (4) common shares currently issued and outstanding.
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5. The amendment has been duly authorized as required by Section 167 and 169 (as applicable) of the Business Coporations Act.

6. The resolution authorizing the amendment was approved by the shareholders (as applicable) of the corporation on

9 August 1994

These articles are signed in duplicate.

CERTIFIED
MUNICIPAL TICKET CORPORATION
(NAME OF CORPORATION)

BY:
(SIGNATURE) (DESCRIPTION OF OFFICE)
David Austin President